Exhibit 10.10

Construction Contract for Construction Project

Prepared by the State Administration for Industry and Commerce, Ministry of Construction of the People’s Republic of China

Construction Contract for Construction Project

Part I Agreement

Employer (full name): Dongyuan Mingyuan Countryside Investment Co., Ltd. (hereinafter referred to as Party A)

Contractor (full name): Jiangsu Nantong Sanjian Holdings (Group) Co., Ltd (hereinafter referred to as Party B)

In accordance with the Contract Law of the People’s Republic of China, the Construction Law of the People’s Republic of China, the Property Law of the People’s Republic of China and other relevant laws and regulations, and in compliance with the principles of equality, voluntariness, justice and good faith, both parties negotiate an agreement on the construction matters of this construction project and formulate this contract.

I. Project Overview

Project name: reception service center of the rural complex in Dengta Basin

Project location: intersection of Shuntian Avenue and Tianlun Avenue, Shuntian Town, Dongyuan County, Heyuan City, Guangdong Province

Project content: civil engineering and indoor installation project, decoration project, roads, pipe system, ancillary supporting project, landscape greening and others, with a construction area of about 10,230m2.

Structure type: frame structure (four storeys)

Project approval number: ________

Capital source: self-raising

II. Contracting scope and mode of the project

Contracting scope: general contracting construction within the scope of project design and construction drawings, including civil engineering, decoration, fire protection, lightning protection, elevator, intelligent installation, electromechanical installation, water and electricity installation, pipe system project and ancillary supporting project, landscape greening, etc.

Contracting method: the project shall be contracted by Party B for general construction with labor and materials, qualified quality, safe construction, construction period and civilized construction.

III. Contract schedule

The contract period will be 200 days, and the commencement date shall be calculated from the day after Party A issues the commencement notice.

IV. Quality standard

Project quality standard: qualified

V. Contract price

Amount (in words): provisional SAY RMB THIRTY MILLION YUAN OMLY

￥: 30,000,000 yuan (settled according to the agreement)

VI. Contractual documents

Documents constituting the contract include:

1. Contract agreement

2. Notice of winning bid

3. Tender and its annexes

4. Special terms of this contract

5. General terms of this contract

6. Standards, specifications and relevant technical documents

7. Drawings

8. Bill of quantities

9. Project quotation or budget statement

Any written agreement or document concerning the discussion of and changes to the project concluded between both parties shall be regarded as an integral part of this contract.

VII. The interpretation of relevant terms in the Agreement shall be the same as those respectively defined in the General Terms in Part II of this Contract.

VIII.The Contractor promises to carry out and complete all construction works for the Employer in accordance with the contract agreement hereunder, and will undertake the responsibility of project quality warranty within the quality warranty period.

IX. The Employer shall make commitments to the Contractor to pay the contract prices and other payables in compliance with the time limit and manner agreed in this Contract.

X. Execution of the Contract

Signing date: May 10, 2018

Signing place: Guangzhou City, Guangdong Province

The parties hereto agree that: this Contract shall be concluded when the legal representatives or entrusted agents of both parties signed and affixed with the official seal of both parties or the special seal for contract. After the project is completed and delivered to Party A for use, settlement and payment by Party A (excluding warranty fund), the other clauses shall be terminated except that the relevant warranty clauses are still in force, and the relevant warranty clauses shall be terminated upon the expiration of the warranty period.

Part III Special Terms

I. Definitions of terms and contract documents

2. Contract documents and explanation sequence

Contract documents composition and interpretation sequence: the documents are composed of the Contract Agreement, Notice of Winning Bid, Tender and its annexes, special terms of the Contract, general terms of Contract, construction drawings, standards, specifications and relevant technical documents, bill of quantities and project quotation. The sequence of interpretation shall be in accordance with the General Terms.

3. Language, applicable laws, standards and specifications

3.1 Except for Chinese, the contract also uses (language).               /

3.2 Applicable laws and regulations

Laws and administrative regulations needed to be expressed: the laws and regulations of the state, the department rules of the province and the city, and the local regulations.

3.3 Applicable standards and specifications

Name of applicable standards and specifications: it shall be implemented in accordance with the Code for Construction and Acceptance of Building Installation Projects, the Compulsory Provisions of Engineering Construction Standards and the technical operation specifications and standards for construction and safety projects in Guangdong Province.

Time of standards and specifications provided by the employer:              /

Agreement when there is no corresponding domestic standard and specification: it shall be implemented according to the standards jointly agreed by Party A, Party B and the Supervisor.

4. Drawings

4.1 The Employer provides the Contractor with dates and number of sets of drawings: the Employer shall provide the Contractor with eight sets of complete construction drawings before the project starts

Employer’s confidentiality requirements on the drawings: internal only

Requirements and costs on using of foreign drawings:              /

II. General rights and obligations of both parties

1. Obligations and responsibilities of Party A:

1.1 Party A shall cooperate to complete the following work by the appointed time and requirement:

(1) Party A shall provide temporary facilities, sites and connections for domestic water, electricity and construction electricity within 100 meters of the site.

(2) The construction site shall meet the requirements of “three supplies and one leveling” (links to the water, electricity and road and site levelling) for commencement of construction.

(3) The delivery and acceptance requirements of benchmark and coordinate control point: comply with construction requirements.

(4) Party A shall have the right to supervise the specific implementation methods of Party B; Party B shall report the contact information of the site project manager to the site representative of Party A during the construction period.

(5) Other work to be done by Party A agreed by both parties: if any quality problem is found, Party A may immediately require Party B to rectify it; Party A shall be responsible for timely payment of the project delay and expenses; Party A shall pay the project payment according to the provisions of the Contract. If the project payment is not paid due to Party A’s reasons, Party A shall bear the relevant expenses.

1.2 Work entrusted by Party A to Party B: subject to the actual situation of construction.

2. Obligations and responsibilities of Party B:

2.1 Party B shall complete the following work by the appointed time and requirement:

(1) Party B shall undertake the security work of construction and responsibility and requirement on construction lighting: Party B shall be responsible for and bear the necessary expenses, and shall purchase labor safety insurance and pay labor security deposit for the construction personnel, which shall be implemented in accordance with the provisions of the State.

(2) Requirements for office premises and facilities provided to the supervision company: Party B shall provide 1 office space with water and electricity and 3 sets of desk and chair office facilities free of charge, and bear the water and electricity costs.

(3) Party B shall prepare the construction organization plan and submit it to Party A for approval, and organize the construction on site according to this plan.

(4) Party B shall provide its own generators to ensure the continuous construction, and the power generation cost shall be calculated according to the relevant power generation shift standards of the quota (the power generation equipment shift must be certified before settlement).

5. Engineers assigned by supervision units

Name: _______ Position: general supervision engineer

5.1 Functional authorities entrusted by the Employer: control the quality, progress and safety of the construction phase of the project, and organize and coordinate the work on site.

5.2 Functions and powers executed after obtaining approval of the Employer: 1. Workload of design change and certification increase or decrease; 2. Commence order, cease work order and back-to-work order;

6. Engineer dispatched by the Employer

Name: _______ Position: project manager

Functions and powers: control over project quality, duration and investment.

6.1 Engineers’ functions and powers without supervision rights:              /

7. Project manager

Name: _______ Position: Project manager

8. Works of the Employer

8.1 The Employer shall complete the following work by the appointed time and requirement:

(1) Requirements and the completion time for the construction site that possesses construction conditions: ____________________________________

(2) The time, location and supply requirements of connecting the construction required water, electricity, telecommunication lines to the construction site: the water and electricity supply must be connected within 50 meters of the central point of the proposed building and meet the needs during the construction period before MM/DD, 2017.

(3) The opening time and requirements of the channel between construction site and public road: the road will be connected to the construction site and will be unblocked during the construction period by MM/DD, 2018.

(4) The supplying time of project geology and underground pipelines material: the Employer shall provide Contractor with the foundation and project underground pipelines of the construction site prior to MM/DD, 2018, and be responsible for the authenticity of the information.

(5) The certificate, the name of the approval document and the time of completion of the construction handled by the Employer: handle the construction permit and other certificates, approvals and temporary land, water and power for construction that may cut off the road traffic and damage roads, electrical, communications and other public facilities The formalities for approval of the application as prescribed by laws and regulations.

(6) The delivery and acceptance requirements of benchmark and coordinate control point: submit it in writing to the Contractor for on-site inspection.

(7) The disclosing time for drawings reviewing and design: 3 days before commencement

(8) Assist in disposing protection work of underground pipelines and neighboring buildings, structures (including cultural relic protection buildings) and old tree and famous wood species surrounding the construction site: the Employer shall coordinate the settlement and bear all the economic expenses during the period.

(9) Other work to be done by the Employer agreed by both parties:              /

8.2 Work entrusted by the Employer to the Contractor:              /

9. Works of the Contractor

9.1 The Contractor shall complete the following work by the appointed time and requirement:

(1) Submission time of design document completed by the Contractor allowed by rating of design qualification and scope of business:              /

(2) Provide name and completion time of plan and statement:

On the 25th day of each month, the Employer and the Supervisor shall be provided with the completed project quantity report (including the project quantity change and the certified budget) and the construction progress plan and material purchase plan for the following month.

(3) Party B shall undertake the security work of construction and responsibility and requirement on daytime construction lighting: based on project demand, the contractor shall provide and repair lighting and fencing facilities in non-night construction and take charge of their security;

(4) Requirements on office and living building and facility provided to the Employer: three rooms

(5) Procedures of transportation, environmental sanitation and construction noise management in construction site needed to be transacted by the Contractor: observe the provisions of relevant departments on the construction site, traffic, construction noise, environmental protection and production safety, and handle the relevant formalities according to the relevant provisions, and notify the Employer in writing.

(6) Special requirements and costs for the protection of the completed project’s finished products: the Employer shall not bear any expenses for the protection of finished products constructed by the Contractor. For the construction of the project subcontracted by the Employer alone, the Contractor shall calculate the protection fee for finished products at 1% of the cost.

(7) Assist in disposing protection work of underground pipelines and neighboring buildings, structures (including cultural relic protection buildings) and old tree and famous wood species surrounding the construction site: the cost shall be borne by the Employer in accordance with the general terms,

(8) Requirements on construction site cleaning: ensure that the construction site is clean and in accordance with the relevant provisions of environmental sanitation management.

(9) Other work to be done by the Contractor agreed by both parties:

III. Construction organization design and construction period

10. Progress plan

10.1 The time of construction organization design (construction scheme) and progress plan provided by the Contractor: Within 10 days of commencement.

The time confirmed by the engineers: within 7 days upon receiving the Contractor’s construction organization design and progress plan.

10.2 Requirements related to the progress plan in the complex project:              /

13. Construction delay

13.1 Other circumstances of construction period postponing agreed by both parties: in the case of the shutdown due to the Employer’s failure to provide the conditions for commencement of work as required, the Employer’s relevant formalities stopped by the competent department, design change of project quantity, power failure of more than eight hours in a week, the force majeure and other non-contractor reasons, the construction period shall be postponed accordingly, which shall be approved by the Supervisor and the on-site representative of Party A.

IV. Quality and acceptance

14. Quality standard

1. Strictly check the work and construction scope of Party B, protect the finished products, avoid cross-contamination, clean and wipe the working face in time. Ensure that the finished products are not damaged or cross-contaminated due to Party B’s reasons, or it will be taken as the non-conforming project.

2. Strictly comply with the construction drawings and related specifications and standards, and ensure that the quality of the project must meet the national construction quality acceptance standards or above.

3. According to the requirements of Party A, Party B shall first construct a local project, which shall be regarded as the quality acceptance and pricing standards of the project. After reaching the written approval of Party A, the local project shall be regarded as the quality model standard for acceptance of Party B’s project quality.

15. Acceptance

1. It is implemented according to the acceptance standard of qualified project.

2. Concealed works and intermediate acceptance

2.1 Intermediate acceptance part: all sub-projects and processes, as well as all concealed works, waterproofing projects, facilities and equipment, shall be subject to intermediate acceptance in accordance with relevant industry regulations.

2.2 If it is necessary to conduct the concealed work and the intermediate acceptance of the project, Party B shall first conduct self-inspection, and then notify the supervision engineer in writing of the acceptance. The notice shall specify the contents, time and place of concealment and intermediate acceptance. Where Party B prepares the acceptance record and the acceptance is qualified, the engineer shall sign the acceptance record for confirmation, and Party B may carry out concealed works and continue construction after signing, confirmation and consent. Party B shall unconditionally peel off or open holes in the hidden project if the chief engineer of Party A and the supervision engineer of Party A, whether participating in the acceptance or not, have objection to the concealed work and require re-inspection. When the project is qualified after inspection, the proposer shall bear all the expenses and the construction period shall be postponed; however, if the project is found unacceptable, Party B shall assume all the expense incurred thereby without changing the construction progress.

V. Safe and civilized construction

Conform to the standard for safe and civilized construction site in the Guangdong Province.

VI. Contract price and payment

23. Contract price and adjustment

23.1 The contract price is tentatively about 30 million yuan (settled according to the actual cost).

(1) Adopt the fixed contract price. The risk scope included in contract price:

Calculation method of risk cost:

(2) Adopt the adjustable price contract. Adjust method of the contract price: adjustment shall be made according to the actual construction cost, subject to both parties’ agreement and general terms.

Adjustment method of contract price out of risk scope: ① For the part of the project design change and the change required by the tenderer, it shall be adjusted according to the actual conditions upon completion of the settlement; ② If there are any errors or omissions of project quantity in the bill of quantities provided by the Employer in the bidding documents, it shall be adjusted according to the actual conditions upon completion of settlement; ③ For the increase or decrease of project quantity and new projects, it shall be adjusted according to actual conditions upon completion of settlement; ④ Policy adjustment; ⑤ The provisional pricing materials and the independent fees of the provisional part in the bidding documents shall be adjusted according to the actual conditions at the time of completion and settlement, and shall not float down; ⑥ The materials recognized by the Employer shall be purchased by the Contractor, and only the difference between the price recognized by the Employer and the original provisional price shall be adjusted at the time of settlement, without any fluctuation; ⑦ If the price change of the main materials exceeds 3%, the price difference shall be adjusted according to the actual price difference (subject to the information guide price of the cost management gate).

1. The settlement of items ①-③ above shall be carried out in accordance with the current pricing table, the corresponding supplementary regulations and relevant municipal regulations of Guangdong construction project. The materials supplied or the quality and price of material accepted by Party A, independent fees and non-competitive fees shall not be reduced; 2. If the unit price of the project is not reflected in the original bill of quantities of items ①-④ above, the comprehensive unit price shall be prepared by referring to the corresponding quota and charging standard and submitted to the Employer for approval with the monthly report, which shall be confirmed within one week; 3. For the increase or decrease of the original bill of quantities due to the change, the original comprehensive unit price shall remain unchanged, and only the project quantity shall be adjusted; 4. The cost of construction machinery measures shall be settled according to actual conditions.

(3) Adopt cost-plus-fee contract. Decisions on costs and fees:              /

23.3 Other adjustment factors of contract price agreed by both parties: 1. Policy adjustment; 2. Design change and increase or decrease of project quantity approved by both the Employer and the Contractor; 3. Increase or decrease the project quantity error in the project bidding document, and the project quantity not listed in the bidding document; 4. The Contractor shall submit monthly change and certified budget in accordance with the scope of Clauses 1 and 2; 5. Change of construction conditions; 6. Certification approved by both the Employer and the Supervisor; 7. Party A shall pay Party B 1% of the storage fee for the materials supplied by Party A; 8. The Employer of Party A’s supplying materials shall pay the Contractor’s cooperation fee, which shall be certified according to the actual conditions.

24. Advance payment for the project

The time and amount of project payment prepaid by the Employer to the Contractor or amount or proportion to total amount of contract price: none

Time and proportion of deducting project funds:              /

25. Confirmation of project quantity

25.1 The time when the Contractor shall submit the completed project quantity report to the engineer: the project quantity completed in that month shall be provided to the Employer and the Supervisor before the 25th day of each month, and the rest shall be implemented in accordance with Article 25 of the General Terms.

26. Project payment term (progress payment)

26.1 After payment is made by Party A and Party B according to the agreement, Party B shall pay for the construction from the commencement of the project to the completion of the civil engineering according to the drawings in the first phase. When Party A, Party B and the supervision company confirm the qualified project in the initial inspection, Party A shall pay 85% of the completed project quantity to Party B. The second phase is finely decoration. After the decoration is initially inspected and qualified by Party A, Party B and the supervision company, Party A shall pay 80% of the completed project quantity to Party B. However, regardless of the degree of Party B’s construction in the first and second phases, Party A shall first pay 80% of the project amount to Party B when it starts to sell the land, buildings (shops) (and leases). After the normal progress payment is made, the payment shall be made according to the following agreed methods;

26.2 The settlement of subsequent construction projects shall be paid to 80% of the completed project quantity on a monthly basis, and other ancillary projects for water and electricity installation shall be included in the project quantity pricing payment simultaneously; Party A shall pay Party B 90% of the actual completed project quantity upon review within 15 working days after the project is completed and accepted as qualified.

26.3 Party A shall pay 97% of the total settlement price after both parties confirm the settlement of the project (no more than 15 working days are allowed).

26.4 The remaining 3% shall be used as project quality warranty fund, and shall be returned to Party B within 7 days of the 2 years after the project warranty period expires (the retention money for waterproofing projects shall be implemented in accordance with relevant regulations of the state).

VII. Supply of materials and equipment

27. Supplied by the Employer

Materials supplied by the Employer: subject to that bidding document

(1) Unit price of materials and equipment are not consistent with the schedule: the Employer shall be responsible for the quality of the supplied materials, and the rest shall be subject to Article 27 of the General Terms

(2) The variety, specification, model and quality grade of materials and equipment are not consistent with the schedule: in accordance with that general term

(3) The materials that the Contractor can adjust on behalf of the Employer:              /

(4) Place of arrival is not consistent with that of the schedule: the expenses incurred shall be borne by the Employer.

(5) Supply quantity is not consistent with that of the schedule: the Contractor shall purchase the goods on behalf of the Employer, and the expenses shall be borne by the Employer.

(6) Time of arrival is not consistent with that of the schedule: if the project is delayed, the Employer shall bear the corresponding losses.

27.6 Settlement method of materials and equipment provided by the Employer: the project payment shall be deducted according to the quantity of Party A’s supply materials audited by settlement multiplied by 99% of the provisional price specified at the time of bidding. The Contractor shall calculate the price for the excess part based on the comprehensive average purchase price of the Employer, and the Employer shall deduct the payment at the time of final accounts upon completion; the Contractor shall settle the insufficient part according to the tender pricing, and the Employer shall supplement the Contractor at the time of completion of settlement.

28. Materials and equipment purchased by Contractor

28.1 Agreement on of materials and equipment purchased by the Contractor: both parties agree that the materials purchased by the Contractor shall comply with the requirements specified in relevant specifications and design drawings, samples shall be provided for Party A and the Supervisor prior to the purchase of the quality and price-confirming materials, prior approval from the Employer and the Supervisor shall be obtained and the product factory qualification certificate and other relevant materials shall be provided; materials entering the site shall be inspected before use according to regulations and shall not be used if they fail to pass the re-examination. The cost of inspection shall be borne by the Employer. The replaced materials shall be approved by the Employer.

VIII. Project changes

29. The project changes shall be handled in time. The rework of completed project due to changes shall be certified and the Employer shall bear the economic losses arising therefrom.

30. Confirmation of changes in the contract price

30.1 The contract price shall be changed in the following ways:

(1) If prices applicable to the changing of the project have been provided in the contract, the contract price shall be adjusted in accordance with such existing prices;

(2) If there are only prices applicable to the situation similar to the changing of the project in the contract, the contract price may be adjusted with reference to such similar prices;

(3) If the price of the project is not applicable or similar in the contract, the contract price may be changed with reference to the relevant price of the “Quota Document for Implementation of the Project” listed in Article 1 of the “Relevant Instructions for Bidding Quotation” in the bidding document.

30.2 The engineer confirms payment of increased project change price

When the project is completed and settled, it must be audited and confirmed before it can be paid as an additional contract price at the time of project settlement.

IX. Project acceptance and settlement

31. Settlement of project cost

1. Party A shall entrust a qualified project cost consulting company to review the project cost and project progress, and make payment after settlement and examination.

2. Implementation quota standard: implement other relevant quotas such as Guangdong Comprehensive Quota of Construction and Decoration Projects in 2010, Guangdong Comprehensive Quota of Installation Projects in 2010, and GB50500-2013 Code of Valuation with Bill Quantity of Construction Works, in accordance with relevant national specifications. If there are latest quotas in Heyuan City, Heyuan quotas shall prevail. Valuation Information Price of the Latest Installation Project in Heyuan City in the Guangdong Province. If there is no relevant price for the material information price of Heyuan City in the same period, the calculation shall be carried out according to the Cost Information of Guangzhou construction project cost in the same period, and the settlement shall be made. Party B shall be responsible for the tax.

3. The project budget settlement (including civilized construction measures and other expenses) shall be calculated according to the whole item of the project quota standard.

4. Price adjustment of materials, machinery and labor: the pricing is based on the unit price of comprehensive work day, materials and machinery in the Heyuan Project Cost Information issued by the project site during the construction period. The unit price not released in the Heyuan Project Cost Information may be negotiated and priced by both parties. In case of odd employment outside the scope of contract, Party A shall confirm and pay 260 yuan per working day at the time of settlement.

5. Total settlement price: The total settlement price (i.e. the total project cost) shall be increased by 6% according to the project review price confirmed by both parties. The floating rate shall be considered in the settlement and payment of project progress payment. Party B shall issue a special VAT invoice to Party A at the rate of 10% of the amount of the project funds remitted by Party A.

6. Settlement basis: the settlement shall be made according to the actual project quantity and the actual completion of each part of the project. The completion drawing confirmed by Party A and the supervision department, the construction site certification, the design change notice and the relevant engineering contact letter and others shall be settled based on the actual situation.

7. The actual price of main materials sold in the market during the construction period shall be based on the actual standard of Guangdong construction materials (steel, concrete, cement, etc.) in accordance with the “Information Price of Building Materials of Heyuan City” for each month during the same period. If the deviation between the actual sales price of the market materials and the information price of the local materials department exceeds ±3% of the information price of the materials in the project site during the construction period, the settlement shall be made according to the actual price or the certified price of both parties.

8. The settlement of the project shall be prepared by Party B according to the actual completed quantity and completion drawing after the project is completed and accepted as qualified, and submitted to Supervisor for evaluation. Party A shall entrust qualified cost consulting department to carry out settlement review, and a formal project settlement document shall be formed as the total project cost after the third parties confirm the review results. Audit period: the settlement of each segment and sub-project shall be verified within 15 days after Party B submits it to Party A, or it shall be deemed that the Employer approves the completion settlement application submitted by the Contractor, and the delay in verification that is not caused by Party A shall has nothing to do with Party A.

9. After the implementation of this Agreement, it shall conform to the policy adjustment documents issued by relevant departments.

32. Completion acceptance and settlement

1. Completion inspection

1.1 Party B shall provide completion drawings containing qualified completion acceptance data and safety data as agreed: 4 sets of completion drawings and completion acceptance data shall be provided to the construction unit within 1 month after the completion acceptance is passed.

1.2 Before acceptance, the site must be cleared, and Party B must evacuate the site materials, equipment, facilities and other materials from the construction site before applying for acceptance. Otherwise, the project will be regarded as unfinished and will not be accepted.

2. Settlement

2.1 The completion settlement shall meet the following conditions:

① The technical archives box for construction management information is complete, and the completion acceptance data has been accepted by the municipal archives;

② There are no problems left over the contracted project;

③ The terms of the construction project design and construction contract are fully performed;

④ Party B has fully implemented the terms promised in the Contract.

2.2 The following information shall be provided in the completion settlement:

① Written statement document in triplicate and one electronic document thereof (including project quantity calculation document);

② Design change notice and project contact list;

③ Valid project certified list;

④ Certificate of acceptance upon completion of the project;

⑤ Other valid documents related to project settlement.

⑥ Relevant construction plan and construction organization design of Party B shall not be used as the basis for settlement, but only as the technical guidance materials for Party B to complete the project, but the total construction period shall be the basis for settlement appraisal.

2.3 The completion statement shall be prepared in accordance with the following requirements: it shall comply with the settlement regulations.

X. Default, claim and dispute

35. Default liabilities

1. After this Agreement comes into effect, Party A shall have the right to terminate this Contract after consultation between both parties if Party B is unable to complete the project construction as agreed in this Contract (Agreement), and Party B shall leave the site unconditionally and compensate Party A for its losses.

2. Party B shall sign for the completion of the project (within days) and submit it to Party A for pre-sale upon acceptance, and shall be liable for the breach of contract and compensate Party A for the loss of sales by ten thousand yuan only per day for every delay of Party A’s pre-sale. The maximum fine shall not exceed 3% of the contract amount.

3. When Party B completes the project construction as agreed, Party A’s failure to allocate the project payment as agreed herein shall be deemed as breach of contract. Party A shall pay the default penalty at 5% of the actual project payment owed to Party B every month until the project payment is paid off.

4. If either party fails to perform the duties as agreed in the contract, the defaulting party shall compensate for all the economic losses of the other party. In case of shutdown due to Party A, Party A shall assume all economic losses arising therefrom. In case of shutdown due to Party B, Party B shall assume all economic losses arising therefrom.

36. Claim

36.1 Both parties agree to implement subject to the general terms of the contract.

37. Dispute

37.1 Both parties agree that, if the disputes occur in the process of implementing contract;

(1) Both parties shall settle the matter through friendly negotiation. In case that the negotiation fails, either party may file a lawsuit to the People’s Court of the place where Party B is located.

XI. Project construction and relevant provisions

1.According to the drawings and requirements provided by Party A, Party B shall be responsible for the organization, construction production and management, safe production and civilized construction of the whole project construction personnel according to the construction drawings.

2. Party B shall submit the roster of construction personnel, copy of ID card and fingerprint attendance record to Party A for review and filing, otherwise, it shall not be considered as the construction personnel of the project, and the construction site shall be equipped with face recording machine and finger touching machine for attendance registration of attendance construction personnel, and the monthly attendance list and salary signing sheet shall be submitted to Party A monthly.

3. During the construction period, the water and electricity expenses shall be paid by Party B.

4. The fixed salary of the project includes the salary of the construction personnel, all labor insurance and welfare, overtime payment, rush fee and all unforeseen expenses of Party B. Party B shall not ask Party A for salary increase on the grounds of shortening the construction period or other reasons. Labor insurance expenses and safety responsibilities shall be borne by Party B.

5. Without the consent of Party A, Party B shall not subcontract the project to a third party for construction (except labor subcontracting and professional subcontracting), otherwise, Party A has the right to cancel the contract.

6. If the quality of the project made by Party B meets the acceptance standards of Party A, the owner, the supervision and quality inspection department, Party B completes the project quantity on schedule, the safe and civilized construction meets the requirements of Party A, and Party B complies with the provisions of the contract and carries out the project according to the rules and regulations of Party A, then Party A shall pay Party B the project payment in accordance with the terms of the contract. At the same time, Party B shall be rewarded for safe and civilized construction according to the contract.

7. Upon completion of the project, Party B shall notify Party A in writing that Party A shall arrange for acceptance within seven days if Party B’s project data and project quality meet the acceptance conditions. In the case that Party B’s project meets the acceptance conditions, if Party A fails to organize acceptance within the above time period, Party A shall bear the expenses arising therefrom.

8. When Party A pays the progress payment to Party B in each installment, Party B shall submit the workers’ roster and the salary amount balance sheet indicating the construction progress of each worker to the finance department as the payment procedure and submit it to Party B. Party B shall settle the wages of the workers after the completion of each type of work.

9. Construct strictly in accordance with the change notice of the construction drawings and design, and strictly implement the existing Construction Technology Acceptance Specification. Respect and obey the supervision and command of the construction, supervision unit and the management personnel of Party A, and shall not insult or extremity excesses against the aforesaid personnel, so as to ensure the safe and civilized construction. Party B shall make all kinds of technical disclosure and safety advice to all the workers who enter the site. Only the workers who have obtained the construction permit of Party A can enter the site for construction work.

10. Strict safety education for the team. When entering the site, every worker must earnestly study, abide by and implement the Provisional Regulations on Safety Management (in conformity with) and other systems, raise the workers’ awareness of safety in production, ensure that they do not violate the safety operation regulations, avoid safety accidents, and assume administrative and economic responsibility for all work-related accidents, large or small, that violate the safety operation regulations and safety systems. Party B shall bear the economic and legal liabilities for all accidents caused by accidental negligence of the shift workers during working hours.

XII. Miscellaneous

1. Party A and Party B shall bear the fees payable by relevant government departments respectively.

2. After the Contract is signed, Party B shall have the duty of confidentiality, and shall not disclose the contents of the Contract, circulate it to the outside world or send copies to the outside world. In case of any citation, Party A shall be deemed to be in breach of contract by Party B, and Party A shall have the right to cancel and terminate the Contract, and Party A shall have the right to deduct and punish Party B for the breach of contract from the course payment of Party B.

3. During the period when Party B fails to receive Party A’s engineering payment (within one month, except for more than one month), it is necessary to collect funds on its own according to the contract to solve the problem of workers’ wages and materials payment. Party A shall not delay the payment of wages or other improper acts and affect the progress of the project on the ground of advance payment. Otherwise, Party B shall be deemed to have breached the contract as agreed in the contract, and Party A shall have the right to unilaterally terminate the contract and relevant terms, and the Contractor shall bear all liabilities for breach of contract. Party B shall be deemed to be fully aware of the project and capable of assuming all economic and legal liabilities of the project when signing the Contract. The comprehensive unit price of the project includes all expenses. Party B shall not offer compensation or disturb Party A’s project progress due to the rush period or other reasons. Otherwise, Party B shall be deemed to have breached the contract, and Party A shall have the right to terminate the contract and deal with it according to the breach of contract, and Party B shall bear all the responsibilities arising therefrom.

XIII. Guarantee of project construction: /

XIV. Guarantee of payment:

1. In order to ensure the interests of Party A and Party B, and Party B shall receive the project payment. Party A agrees that Party B shall supervise the sales of the building, and both parties shall jointly manage the sales of the building to set up an account, and 80% of the sales amount shall be used for project payment first.

2. If Party A fails to pay in accordance with the contract, Party A shall be deemed to have breached the contract. Party A unconditionally agrees to compensate Party B for the actual project payment due to Party B at 60% of the market price for the shops and real estate of the project. Party A shall unconditionally handle the relevant procedures for transferring the real estate right under the name of Party B, hand over the property certificate to Party B for receipt, and deliver the shop and the real estate to Party B for use. All the expenses arising from handling the property right certificate of the shop and the real estate shall be borne by the owner.

All the project funds of Party A must be paid to the bank account designated by Party B, otherwise it will not be recognized, and Party B has the right to investigate Party A’s corresponding liability for breach of contract. Account information is as follows: Account name: Jiangsu Nantong Sanjian Holdings (Group) Co., Ltd; Account: 4600 1007 6360 5250 3749; Opening bank: Fengxiang Road Sub-branch, Haikou City, China Construction Bank, Hainan Province.

XV. Supplementary provisions:

1. Any issue not covered by this agreement, will be settled between two parties through negotiation. The supplemental agreement shall have the same legal effect with the agreement.

2. In case of any dispute arising from this Agreement and other relevant matters under this Agreement, Party A and Party B shall settle the dispute through consultation or file a lawsuit with the people’s court of the place where Party B’s enterprise is located.

3. This Agreement shall be made in six copies, three for each party.

4. This agreement shall come into force upon the signature and seal of both parties, and shall become invalid after the completion of the project, the payment of all by Party A and the completion of the legal return visit period.

(No text blow)

Project quality warranty

Employer (full name): Dongyuan Mingyuan Countryside Investment Co., Ltd.

Contractor (full name): Jiangsu Nantong Sanjian Holdings (Group) Co., Ltd

In order to ensure the normal use of the Reception and Service Center of rural complex in Dengta Basin (project name) within the reasonable service period, the Employer and the Contractor shall sign the Project Quality Warranty through consultation. The Contractor shall bear warranty responsibility for project quality defects within quality warranty period in accordance with relevant stipulations and agreements by the two parties.

I. Scope and content of project quality warranty

The scope of quality warranty includes foundation projects, main structure works, roof waterproofing project, toilets, anti-seepage of rooms and external walls with waterproofing requirements, as well as electrical pipelines, water supply and drainage pipelines, equipment installation works, heating and cooling systems engineering, etc. Other agreements about quality warranty entered between the two parties are as follows:

It shall be implemented in accordance with the relevant national warranty provisions.

II. Quality warranty period

Quality warranty period is calculated from the date of actual completion of the project. For the project completed and accepted individually, quality warranty period shall be calculated separately according to individual project.

The Contractor shall guarantee the project contents of the quality warranty scope in accordance with the Regulations on Quality Management of Construction Projects.

The warranty period of other quality warranty contents may be agreed upon by oneself:

According to the general terms: (I) The foundation engineering and main structure is in the reasonable using period of this project regulated by the design document. (II) The toilets, rooms, roofs and external walls with waterproof requirements shall be guaranteed against leakage for five years. (III) Electrical conduits, water supply and drainage pipelines and decoration project shall be guaranteed for two years.

III. Quality warranty responsibility

1. The Contractor shall send personnel to repair within 7 days after receiving repair notice for items within warranty scope and contents. If the Contractor fails to send personnel to repair within the agreed limit period, the Employer can entrust other personnel to repair and the expense shall be deducted from the quality warranty fund.

2. If emergency repair accidents occur (such as leakage of water and gas and so on), the Contractor shall immediately arrive at the site of the accident after receiving the notice of the accident. The employer shall undertake repair expense for accidents not caused by contractor’s construction quality.

3. The Contractor shall ensure the quality of ground foundation project and main structures within the rational project operation period regulated by the state. The Contractor shall pay for personal and property damages caused by the Contractor within the rational project operation period.

4. In addition to the foundation project and the main structure engineering, the Contractor shall perform the warranty obligations for the items and contents within the scope of quality assurance, and shall also pay the warranty fund. The engineering quality warranty fund shall generally not exceed 3% of the engineering price paid for the project.

5. The agreed percentage of warranty fund in this project is 3% of the contract price, with no interest rate.

6. If the quality warranty fund of the project is determined according to the warranty project sheet, both parties shall agree on the appropriate proportion, amount and interest rate of the warranty: none

7. The Employer shall return the remaining warranty fund and interest to the Contractor within 14 days after the expiration of the quality warranty period.

IV. Miscellaneous

1. In case of construction quality problems during the warranty period, Party B shall repair them free of charge.

2. Party B shall be present for repair within three days after receiving the repair notice from Party A, otherwise Party A shall have the right to entrust a third party for repair, and the cost thereof shall be deducted from the warranty fund at the rate of three times the normal price.

As annex of the contract, the project quality warranty certificate shall be jointly signed by the Employer and the Contractor in the construction contract.